                                                                     Exhibit 4.8

           CONSENT AND AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT

     CONSENT AND AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT (this "Amendment
No. 7"), dated as of January 24, 2006, by and among Handy & Harman, a New York corporation ("H&H"), OMG, Inc., a Delaware corporation formerly known as Olympic
Manufacturing Group, Inc. ("OMG"), Continental Industries, Inc., an Oklahoma
corporation ("Continental"), Maryland Specialty Wire, Inc., a Delaware
corporation ("Maryland Wire"), Handy & Harman Tube Company, Inc., a Delaware
corporation ("H&H Tube"), Camdel Metals Corporation, a Delaware corporation
("Camdel"), Canfield Metal Coating Corporation, a Delaware corporation
("Canfield"), Micro-Tube Fabricators, Inc., a Delaware corporation
("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation ("Indiana
Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"), Handy & Harman
Electronic Materials Corporation, a Florida corporation ("H&H Electronic"),
Sumco Inc., an Indiana corporation ("Sumco" and together with H&H, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas and H&H Electronic, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation ("ele"),
Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel Radiator
Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group, Inc., a
Delaware corporation ("H&H Auto"), Handy & Harman International, Ltd., a
Delaware corporation ("H&H International"), Handy & Harman Peru, Inc., a
Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation
("KVR"), Pal-Rath Realty, Inc., a Delaware corporation ("Pal-Rath"), Platina
Laboratories, Inc., a Delaware corporation ("Platina"), Sheffield Street
Corporation, a Connecticut corporation ("Sheffield"), SWM, Inc., a Delaware corporation ("SWM"), Willing B Wire Corporation, a Delaware corporation
("Willing" and together with H&H Canada, ele, Alloy, Daniel, H&H Productions,
H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and
SWM, each individually, a "Guarantor" and collectively, "Guarantors"), Wachovia
Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders (collectively, "Lenders"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 31, 2004, by and among Agent, Lenders, Borrowers and
Guarantors (as amended by Consent and Amendment No. 1 to Loan and Security
Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security
Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security

Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security
Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security
Agreement, dated as of September 8, 2005 and Amendment No. 6 and Waiver to Loan
and Security Agreement, dated as of December 29, 2005 and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the
Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, the Borrowers have informed Agent and Lenders that OMG proposes to enter into a financing transaction with Sovereign Bank ("Sovereign") as set forth in the Loan and Security Agreement, dated on or about the date hereof (the
"Sovereign Loan Agreement" and together with all agreements, documents and instruments executed and/or delivered by or on behalf of any Borrower or Obligor in connection therewith, the "Sovereign Loan Documents") in which, upon the terms and conditions set forth herein, (a) Agent shall release and terminate its security interests in and liens upon the Real Property of OMG located in Agawam,
Massachusetts (the "Massachusetts Real Property"); (b) OMG shall grant a security interest and lien upon the Massachusetts Real Property in favor of
Sovereign; and (c) Sovereign will make a term loan to OMG in the principal amount of $8,000,000 to be secured by a security interest and lien upon the
Massachusetts Real Property;

     WHEREAS, Borrowers and Guarantors have informed Agent and Lenders that Fisk
Alloy Conductors, Inc., a New Jersey corporation ("Buyer") and Maryland Wire, as seller, have entered into the Agreement for Purchase and Sale of Assets, dated as of January 31, 2006 (the "Purchase Agreement" and together with all agreements, documents, and instruments executed and/or delivered by or on behalf of any Borrower or Obligor in connection therewith, the "Purchase Documents"), pursuant to which, among other things, Maryland Wire agrees to sell to Buyer all of the right, title and interest of Maryland Wire in and to its fee simple interest in the real property and improvements located at 6149 Sutliff Road,
Oriskany, New York, as more fully described on Schedule 1 hereto and the machinery and equipment located on such real property as more fully described on
Schedule 1 hereto (collectively, the "New York Real Property");

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders provide certain consents and amendments to the Loan Agreement and the other
Financing Agreements, and Agent and Lenders are willing to agree to such consents and to grant such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 7, Borrowers, Guarantors, Agent and Lenders
desire and intend to evidence such consents and amendments;

     NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1.   AMENDMENT TO DEFINITION. The definition of "Reserves" in Section 1.119 of the Loan Agreement is hereby amended by inserting the following immediately before the period at the end of the second sentence of such definition:

          "; or any access fees, occupancy charges or similar amounts payable or to be payable by Agent pursuant to the Sovereign Access Agreement (as defined in Amendment No. 7)."

     2.   ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other
Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

         (a)   "Amendment No. 7" shall mean Consent and Amendment No. 7 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and the
Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b)  "Amendment No. 7 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 7 shall have been satisfied or waived.

     3.   EVENTS OF DEFAULT. Section 10.1(i) of the Loan Agreement is hereby amended by deleting "the Tranche B Term Loan Debt" and replacing it with "the
Tranche B Term Loan Debt or the Sovereign Debt (as defined in Amendment No. 7)".

     4.   CONSENT TO REFINANCING OF MASSACHUSETTS REAL PROPERTY.

          (a)  Subject to the terms and conditions contained herein, to the extent such consents are or may be required under the Loan Agreement, and notwithstanding anything to the contrary contained in Sections 9.8 and 9.9 of the Loan Agreement, Agent and Lenders hereby consent to (i) the incurrence by
OMG of Indebtedness of OMG to Sovereign evidenced by or arising from a term loan made by Sovereign to OMG (the "Sovereign Debt") and (ii) the grant by OMG of a security interest and lien upon the Massachusetts Real Property in favor of
Sovereign to secure the Sovereign Debt, in each case in accordance with the terms of the Sovereign Loan Documents (as in effect on the date hereof);
PROVIDED, THAT, each of the following conditions is satisfied as determined by
Agent:

                    (A)  the principal amount of the Sovereign Debt shall not
exceed $8,000,000 less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory;

                    (B)  the Sovereign Debt shall be on terms and conditions
acceptable to Agent;

                    (C)  Agent shall have received true, correct and complete
copies of the Sovereign Loan Documents, which shall be in form and substance satisfactory to Agent, as duly executed and delivered by the parties thereto;

                    (D)  Borrowers and Guarantors shall not (1) make any
voluntary prepayments in respect of the Sovereign Debt or (2) directly or indirectly redeem, retire, defease, purchase or otherwise acquire the Sovereign
Debt, or set aside or deposit or invest any sums for such purpose;

                    (E)  Agent shall have received an access and use agreement, in form and substance satisfactory to Agent (the "Sovereign Access Agreement"), duly authorized, executed and delivered by Sovereign;

                    (F)  Agent shall have received in cash or other immediately available funds all of the net cash proceeds of the Sovereign Debt, which shall in no event be less than $6,990,000, of which $2,179,459 shall be applied to the outstanding principal amount of the Term Loans to OMG and the balance of which shall be applied to the outstanding principal amount of the Revolving Loans;

                    (G)  on the date of the incurrence of the Sovereign Debt and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

                    (H)  the closing of the Sovereign Debt shall have been
consummated and each of the conditions set forth in this Section 5(a) above shall have been satisfied on or before February 10, 2006; and

                    (I)  Borrowers and Guarantors shall furnish to Agent all
notices of default or demands for payment in connection with the Sovereign Debt received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof.

          (b)  Upon the closing of the transactions contemplated by the
Sovereign Loan Agreement and upon the satisfaction of the conditions set forth in Sections 5(a) and 8 hereof, Agent shall release and terminate its security interests in and liens upon the Massachusetts Real Property; PROVIDED, THAT, nothing contained in this Section 5(b) shall be deemed a release or termination by Agent of any security interests in and liens upon any assets of Borrowers or
Obligors other than the Massachusetts Real Property, all of which shall continue in full force and effect. Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Borrower, any Obligor or any other person or entity to Agent and Lenders, or any duties, obligations or responsibilities of Borrowers,
Obligors or any other person or entity to Agent and Lenders.

     5.   CONSENT TO SALE OF REAL PROPERTY BY MARYLAND WIRE.

          (a)  Subject to the terms and conditions contained herein, to the extent such consents are or may be required under the Loan Agreement, and notwithstanding anything to the contrary contained in Section 9.7 of the Loan
Agreement, Agent and Lenders hereby consent to the sale by Maryland Wire of the
New York Real Property in accordance with the terms of the Purchase Agreement
(as in effect on the date thereof); PROVIDED, THAT, each of the following conditions precedent is satisfied as determined by Agent:

               (i)   Agent shall have received in cash or other immediately
available funds all of the Net Cash Proceeds of the sale of the New York Real
Property to be received by Maryland Wire or any Borrower or Obligor on or before the closing date of such sale, which Net Cash Proceeds shall in any event be not less than $1,390,000, of which $536,385 shall be applied to the outstanding principal amount of the Term Loans to Maryland Wire and the balance of which shall be applied to the outstanding principal amount of the Revolving Loans;

               (ii)  Agent shall have received (A) an executed copy of the Deed by Maryland Wire transferring the New York Real Property to Buyer, (B) a copy of the Closing Statement executed by Maryland Wire and Buyer and (C) a copy of the
Mortgage Satisfaction with respect to the New York Real Property executed by
Tranche B Term Loan Agent;

               (iii) Agent shall have received, in form and substance
satisfactory to Agent, true, correct and complete copies of the following documents, each duly authorized, executed and delivered by the parties thereto:
(A) the Purchase Agreement and the other material Purchase Documents and (B) any consent, waiver or approval to or of the sale of the New York Real Property, which any Borrower or Obligor is required to obtain from any other Person;

               (iv)  after the date hereof, none of Maryland Wire or any other
Borrower or Guarantor shall have entered into any amendment, supplement or modification to any of the Purchase Documents without the prior written consent of Agent;

               (v)   the sale of the New York Real Property shall have been
consummated and each of the conditions set forth in this Section 6(a) above shall have been satisfied on or before February 17, 2006; and

               (vi)  Default or Event of Default shall exist or have occurred and be continuing.

          (b)  Upon the closing of the sale of the New York Real Property in accordance with the terms of the Purchase Agreement and upon the satisfaction of the conditions set forth in Sections 6(a) and 8 hereof, Agent shall release and terminate its security interests in and liens upon the New York Real Property;
PROVIDED, THAT, nothing contained in this Section 6(b) shall be deemed a release or termination by Agent or any security interests in and liens upon any assets of Borrowers or Obligors other than the New York Real Property, all of which shall continue in full force and effect. Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Borrower, any Obligor or any other person or entity to Agent and Lenders, or any duties, obligations or responsibilities of
Borrowers, Obligors or any other person or entity to Agent and Lenders.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents, warrants and covenants to Agent and Lenders the following
(which shall survive the execution and delivery of this Amendment No. 7), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

          (a)  this Amendment No. 7 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith
(collectively, together with this Amendment No. 7, the "Amendment Documents")
have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof and the agreements and obligations of each of the
Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

          (b)  the execution, delivery and performance of this Amendment No. 7 and the other Amendment Documents, (a) are all within each Borrower's and
Guarantor's corporate powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Agreement)
to which any Borrower or Guarantor is a party or by which any Borrower or
Guarantor or its property are bound;

          (c)  no Default or Event of Default exists or has occurred and is continuing;

          (d)  the Tranche B Amendment (as defined below) has been executed and delivered by all parties thereto and is in full force and effect;

          (e)  Borrowers and Guarantors have delivered to Agent true, correct and complete copies of the Sovereign Loan Agreement, the Purchase Agreement and
all other material Sovereign Loan Documents and Purchase Documents, together with all exhibits and schedules thereto, as executed and delivered by the parties thereto;

          (f)  the sale of New York Real Property in no way limits, impairs or adversely affects the Obligations howsoever arising, or (except as expressly provided in Section 6(b) hereof) any security interest or liens securing the same and such security interests and liens shall continue to be in full force and effect, including, but not limited to, all amounts at any time payable to
Maryland Wire or any other Borrower or Guarantor pursuant to any Purchase
Document and all rights, benefits and remedies of Maryland Wire pursuant to any
Purchase Document;

          (g)  all actions and proceedings required by the sale of New York Real
Property, the consummation of the transactions contemplated by the Sovereign
Loan Documents or any applicable law or regulation have been taken, and the transactions required thereunder have been duly and validly taken and consummated;

          (h)  the consummation of the transactions contemplated by the
Sovereign Loan Documents, the sale of New York Real Property and the related transactions do not and shall not violate any provision of the Certificate of

Incorporation or By-Laws of any Borrower or Guarantor or any law or regulation or the terms of any mortgage, deed of trust, security agreement, indenture, agreement, instrument or undertaking (including, without limitation, the Tranche
B Term Loan Agreement) to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and any provision of such mortgage, deed of trust, security agreement, indenture, agreement, instrument or undertaking (including, without limitation, the Tranche
B Term Loan Agreement) prohibiting the consummation of the transactions contemplated by the Sovereign Loan Documents, the sale of New York Real Property and the related transactions has been previously consented to or waived by the applicable party or parties;

          (i)  the net purchase price payable by Buyer to Maryland Wire in respect of the sale of the New York Real Property on the closing date of such sale shall not be less than $1,400,000;

          (j)  in the event Maryland Wire or any other Borrower or Obligor receives any Net Cash Proceeds from the sale of the New York Real Property after the closing date of such sale, such amounts shall be collected by Maryland Wire and the other Borrowers and Obligors, as the case may be, as the property of
Agent and held by it or them in trust for Agent, and on the date received,
Maryland Wire and such other Borrower or Obligor shall remit such amounts to
Agent in the form received, with any necessary assignments or endorsements, for application by Agent to the outstanding principal amount of the Obligations in accordance with Section 2.4(c) of the Loan Agreement;

          (k)  if Maryland Wire or any other Borrower or Obligor pays (or is required to pay) any purchase price adjustment or other amount pursuant to the
Purchase Documents, Maryland Wire or such other Borrower or Obligor shall give
Agent prompt written notice thereof, together with such information relating thereto as Agent may request from time to time;

          (l)  no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated by the Sovereign Loan Documents or the Purchase
Documents, and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order seeking to void or otherwise modify the transactions described herein or therein; and

          (m)  all of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     7.   CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

          (a)  Agent shall have received this Amendment No. 7, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders;

          (b)  Agent shall have received a consent and amendment to the Tranche
B Term Loan Agreement (the "Tranche B Amendment"), in form and substance satisfactory to Agent, duly authorized, executed and delivered by each of the parties thereto, which Tranche B Amendment shall be in full force and effect;

          (c)  Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment No. 7 or any other Amendment
Documents which any Borrower or Guarantor is required to obtain from any other
Person, and such consent, waiver or approval shall in form and substance satisfactory to Agent; and

          (d)  no Default or Event of Default shall exist or have occurred and be continuing.

     8.   EFFECT OF THIS AGREEMENT. Except as expressly amended pursuant hereto and except for the consents expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 7 Effective
Date. To the extent that any provision of the Loan Agreement or any of the other
Financing Agreements are inconsistent with the provisions of this Amendment No.
7, the provisions of this Amendment No. 7 shall control.

     9.   FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes of this Amendment No. 7.

     10.  GOVERNING LAW. The validity, interpretation and enforcement of this
Amendment No. 7 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     11.  BINDING EFFECT. This Amendment No. 7 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     12.  HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 7.

     13.  COUNTERPARTS. This Amendment No. 7 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 7 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 7. Any party delivering an executed counterpart of this Amendment No. 7 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 7.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        8

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed on the day and year first above written.

AGENT                                        BORROWERS

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent

By: /s/ Thomas Grabosky                      HANDY & HARMAN
   --------------------------------

Title:  Director                             By: /s/ Robert K. Hynes
      ----------------------------               -------------------------------
                                             Title: Vice President and Chief
                                                    Financial Officer
                                                    ----------------------------
LENDERS

WACHOVIA BANK, NATIONAL
ASSOCIATION                                  OMG, INC.

By:  /s/ Thomas Grabosky                     By:  /s/ Robert K. Hynes
   ------------------------------                -------------------------------
Title:  Director                             Title: Vice President and Treasurer
      ---------------------------                   ----------------------------

TEXTRON FINANCIAL CORPORATION                CONTINENTAL INDUSTRIES, INC.

By:  /s/ Kurt Kalliomaa                      By: /s/ Robert K. Hynes
   -----------------------------                --------------------------------
Title:  Sr. Account Executive                Title: Vice President and Treasurer
      --------------------------                   -----------------------------

BANK OF AMERICA, N.A.                        MARYLAND SPECIALTY WIRE, INC.

By:  /s/ Kim B. Bushey                       By: /s/ Robert K. Hynes
   -----------------------------                --------------------------------
Title:   SVP                                 Title: Vice President, CFO and
      --------------------------                    Secretary
                                                    ----------------------------

                                             HANDY & HARMAN TUBE COMPANY, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------

                                             Title: Vice President and Treasurer
                                                   -----------------------------

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             CAMDEL METALS CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             CANFIELD METAL COATING CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             MICRO-TUBE FABRICATORS, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             INDIANA TUBE CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             LUCAS-MILHAUPT, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             HANDY & HARMAN ELECTRONIC
                                             MATERIALS CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             SUMCO INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             GUARANTORS

                                             HANDY & HARMAN OF CANADA,
                                             LIMITED

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             ELE CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             ALLOY RING SERVICE INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             DANIEL RADIATOR CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             H&H PRODUCTIONS, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             HANDY & HARMAN AUTOMOTIVE
                                             GROUP, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: VP, Treasurer and Assistant
                                                    Secretary
                                                   -----------------------------

                                             HANDY & HARMAN INTERNATIONAL,
                                             LTD.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             HANDY & HARMAN PERU, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             KJ-VMI REALTY, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             PAL-RATH REALTY, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             PLATINA LABORATORIES, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             SHEFFIELD STREET CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             SWM, INC.

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                             WILLING B WIRE CORPORATION

                                             By: /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President and Treasurer
                                                   -----------------------------

                                   SCHEDULE 1
                                       TO
           CONSENT AND AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT

                      DESCRIPTION OF NEW YORK REAL PROPERTY

                                                                  MACHINERY AND EQUIPMENT

                                  See Attached.